Exhibit 3.1

Territory of the Virgin Islands

The BVI Business Companies Act, 2004

AMENDED AND RESTATED

memorandum and articles of association OF

RICH SPARKLE HOLDINGS LIMITED

滿豐控股有限公司

Incorporated as a BVI business company on 2 January 2024

Amended and filed on 17 July 2024

Territory of the Virgin Islands

The BVI Business Companies Act 2004

Amended and Restated

Memorandum of Association

of

RICH SPARKLE HOLDINGS LIMITED

滿豐控股有限公司

a company limited by shares

1	Name

The name of the Company is RICH SPARKLE HOLDINGS LIMITED The company has a foreign character name in addition to its name. The foreign character name of the company is (滿豐控股有限公司).

2	Status

The Company is a company limited by shares.

3	Registered office and registered agent

3.1	The first registered office of the Company is at Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands.

3.2	The first registered agent of the Company is Aegis International Group Limited of Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands.

3.3	The Company may change its registered office or registered agent by a Resolution of Directors or a Resolution of Members. The change shall take effect upon the Registrar registering a notice of change filed under section 92 of the Act.

4	Capacity and power

4.1	The Company has, subject to the Act and any other Virgin Islands legislation for the time being in force, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of 4.1(a), full rights, powers and privileges.

4.2	There are no limitations on the business that the Company may carry on.

5	Number and classes of Shares

5.1	The Company is authorised to issue a maximum of 50,000 Shares divided into 25,000 Series A Preferred Shares with no par value each and 25,000 Ordinary Shares with no par value each.

5.2	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6	Designations powers preferences of Shares

6.1	Each Share in the Company confers upon the Member:

(a)	the right to one vote at a meeting of the Members of the Company or on any Resolution of Members;

(b)	the right to an equal share in any dividend paid by the Company; and

6.2	In the event of any liquidation, dissolution or winding up of the Company, the proceeds shall be paid as follows:

First priority to the original subscription price, plus accrued dividends, plus declared and unpaid dividends on each Series A Preferred Share. The balance of any proceeds shall be distributed pro rata to holders of the Ordinary Shares.

6.3	The directors may at their discretion by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulations 3 and 6 of the Articles.

7	Variation of rights

The rights attached to Shares as specified in Clause 6 may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued Shares of that class.

8	Rights not varied by the issue of Shares pari passu

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

9	Registered Shares

9.1	The Company shall issue registered Shares only.

9.2	The Company is not authorised to issue or have in issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

10	Transfer of Shares

10.1	A Share or fraction thereof may, subject to the provisions of the Articles and Shareholders Agreement, be transferred subject to the prior or subsequent approval of the Company contained in a Resolution of Members or a Resolution of Directors.

10.2	A holder of a Share or fractional Share in the Company may transfer a fraction of that Share or fractional Share, notwithstanding the fact that it was not issued in such fractional amounts, and such Share or fractional Share shall be deemed to have been issued by the Company in such resulting fractions ab initio.

10.3	The Members and/or the directors may in their absolute and unfettered discretion refuse to approve any intended transfer of a Share.

11	Amendment of Memorandum and Articles

The Company may amend its Memorandum or Articles by a Resolution of Members and, so long as FCGM is a member, with the approval of FCGM:

(a)	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b)	to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the Members; or

(d)	to Clauses 7 or 8 or this Clause 11.

12	Definitions and interpretation

12.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

Act means the BVI Business Companies Act, 2004 (as amended) and includes the regulations made under the Act;

Articles means the attached Articles of Association of the Company;

Business Day means a day (other than a Saturday, Sunday or gazetted public holiday) on which commercial banks are open for business in Hong Kong Special Administrative Region of the People’s Republic of China;

Chairman of the Board has the meaning specified in Regulation 13;

Distribution in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of a Member in relation to Shares held by a Member, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

Eligible Person means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

FCGM means FCGM Strategic Investment Pte. Ltd., a company incorporated in Singapore and having its registered office at 100 Peck Seah Street, #11-02 PS100, Singapore 079333;

Member means an Eligible Person whose name is entered, whether singularly or jointly with others, in the Register of Members of the Company as the holder of one or more Shares or fractional Shares;

Memorandum means this Memorandum of Association of the Company;

Register of Members has the meaning specified in Regulation 2.7;

Registrar means the Registrar of Corporate Affairs appointed under the Act and any deputy or assistant thereof;

Resolution of Directors means either:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by a majority of the directors;

Resolution of Members means either:

(a)	a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by a majority of the votes of Shares entitled to vote thereon;

Seal means any seal which has been duly adopted as the common seal of the Company;

Securities means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

Share means a share issued or to be issued by the Company and shall include fractional shares in the Company;

Shareholders Agreement means the shareholders agreement dated 24 June 2024 entered into by (among others) the Company, SuperB and FCGM; to the extent as permitted pursuant to applicable laws, these Articles shall be subject to the Shareholders Agreement and to the extent there is any inconsistency or conflict between these Articles and the Shareholders Agreement, the provisions of the Shareholders Agreement shall prevail;

SuperB means SuperB Prospect Group Limited, a company incorporated in Samoa and having its registered office at Le Sanalele Complex, Ground Floor, Vaea Street, Saleufi, PO Box 1868, Apia, Samoa;

Treasury Share means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and in writing shall be construed accordingly.

12.2	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a Regulation is a reference to a regulation of the Articles;

(b)	a Clause is a reference to a clause of the Memorandum;

(c)	voting by Member is a reference to the casting of the votes attached to the Shares held by the Member voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended; and

(e)	the singular includes the plural and vice versa.

12.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and Articles unless otherwise defined herein.

12.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and Articles.

Signed for Aegis International Group Limited of Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on the 2nd day of January 2024.

Incorporator:

/s/ Christopher Chan
Christopher Chan
Authorsied Signatory
Aegis International Group Limited

Territory of the British Virgin Islands

The BVI Business Companies Act 2004

Amended and Restated

Articles of Association

of

RICH SPARKLE HOLDINGS LIMITED

滿豐控股有限公司

a company limited by shares

1	Registered Shares

1.1	Every Member is entitled to a certificate signed by a director of the Company or under the Seal specifying the number of Shares held by him and the signature of the director and the Seal may be facsimiles.

1.2	Any Member receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

1.3	If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

2	Shares

2.1	Shares and other Securities may be issued and options to acquire Shares or other Securities may be granted at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.2	Without prejudice to any other rights which a Member may have under the Articles and the Shareholders Agreement, if the Company proposes to issue new Securities, each Member shall be entitled to acquire up to such number of new Securities as determined in Regulation 2.2(b) in accordance with the following procedure:

(a)	the Company shall deliver a notice (New Issuance Notice) to each Member stating: its intention to issue the new Securities; the type and number of the new Securities to be issued; the price and terms, if any, upon which it proposes to issue the new Securities;

(b)	within ten (10) Business Days after a New Issuance Notice is delivered, a Member may, by giving a written notice to the Company, elect to acquire, at the price (if any) and on the terms specified in the New Issuance Notice, up to that portion of new Securities which equals to a fraction, the numerator of which is the number of Shares then held by such Member, and the denominator of which is the total number of Shares then in issue immediately prior to the issue of the new Securities. Failure of a Member to notify the Company in writing of its intention to subscribe for its pro-rata portion of the new Securities within the time period prescribed in this Regulation 2.2(b) shall result in the forfeiture of that Member’s right to subscribe for its pro-rata portion of the new Securities if payment is required; and

(c)	to the extent there are any unsubscribed New Securities arising from a Member who elects not to subscribe any new Securities, (such Member, Pre-Emptive Right Non-Exercising Party) (such unsubscribed new Securities, Unsubscribed Securities), the Company shall deliver another notice (Second New Issuance Notice) to each Member who elects to subscribe such new Securities (such Member, Pre-Emptive Right Exercising Party) and inform the Pre-Emptive Right Exercising Party about the Unsubscribed Securities. The Pre-Emptive Right Exercising Party may in its absolute discretion subscribe up to all of the Unsubscribed Securities (Pre-Emptive) by giving a written notice to the Company within ten (10) Business Days from the Second New Issuance Notice (Over Subscription Rights). If there is more than one Pre-Emptive Right Exercising Party who intends to exercise the Over Subscription Rights and the number of Unsubscribed Securities for which the Over Subscription Rights has been exercised exceeds the total number of available Unsubscribed Securities, the Unsubscribed Securities shall be issued and allotted to such Pre-Emptive Right Exercising Parties on a pro-rata basis in accordance with the ratio of (i) the number of Shares held by such Pre-emptive Right Exercising Party to (ii) the number of Shares held by all such Pre-emptive Right Exercising Parties.

2.3	Without prejudice to any other rights which a Member may have under the Articles and the Shareholders Agreement, the Company shall have ninety (90) days after the expiration of the time period set out in Regulation 2.2(b) or (c) to issue the new Securities with respect to which the Members’ pre-emptive rights hereunder were not exercised or were forfeited in accordance with Regulation 2.2(b) or (c) at a price and upon general terms not more favourable to the purchasers thereof than specified in the New Issuance Notice. If the Company has not issued the new Securities within such three-month period, then it shall not thereafter issue or sell any new Securities without again first offering such New Securities to each Shareholder pursuant to Regulations 2.2 and 2.3.

2.4	Section 46 of the Act does not apply to the Company.

2.5	A Share may be issued for consideration in any form or a combination of forms, including money, a promissory note, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.6	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares; and

(b)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.7	The Company shall keep a register of members (the Register of Members) containing:

(a)	the names and addresses of the persons who hold Shares;

(b)	the number of each class and series of Shares held by each Member;

(c)	the date on which the name of each Member was entered in the Register of Members; and

(d)	the date on which any Eligible Person ceased to be a Member.

2.8	The Register of Members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, if any magnetic, electronic or other data storage form is used in this respect, that shall be the original Register of Members.

2.9	A Share is deemed to be issued when the name of the Member is entered in the Register of Members.

3	Forfeiture

3.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

3.2	A written notice of call specifying the date for payment to be made shall be served on the Member who defaults in making payment in respect of the Shares.

3.3	The written notice of call referred to in Regulation 3.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

3.4	Where a written notice of call has been issued pursuant to Regulation 3.2 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

3.5	The Company is under no obligation to refund any moneys to the Member whose Shares have been cancelled pursuant to Regulation 3.3 and that Member shall be discharged from any further obligation to the Company.

4	Transfer of Shares

4.1	Subject to the Memorandum, the Articles and the Shareholders Agreement, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

4.2	Other than a Permitted Transfer, if any Shareholder decides to sell (the Selling Shareholder) any of its Shares (the Transferred Shares), the Selling Shareholder shall notify the other Members (the Other Shareholders) in writing of its decision and the terms and conditions thereof (the Proposed Transfer Notice), and the Other Shareholders shall have the first right to offer to purchase the Transferred Shares up to that portion of Transferred Shares which equal to a fraction, the numerator of which is the number of Shares then held by such Other Shareholder, and the denominator of which is the total number of Shares then in issue immediately prior to the proposed transfer of the Transferred Shares.

4.3	The Other Shareholders may (but shall not be obliged to) exercise its first right to offer to purchase the Selling Shareholder the Transferred Shares by issuing a notice (the Exercise Notice) to the Selling Shareholder within ten (10) calendar days from the date of the Proposed Transfer Notice issued by the Selling Shareholder pursuant to Regulation 4.2.

4.4	Upon the issue of the Exercise Notice,

(a)	the Other Shareholders and the Selling Shareholder shall execute a binding share purchase agreement (the Share Purchase Agreement) for the acquisition of the Transferred Shares within ten (10) calendar days from the date of the Exercise Notice; and

(b)	the Other Shareholders shall pay the Selling Shareholder the purchase price of the Transferred Shares in accordance with the Share Purchase Agreement.

4.5	In the event that the Other Shareholders fail to:

(a)	issue the Exercise Notice within the prescribed time set out in Regulation 4.3;

(b)	execute the Shares Purchase Agreement in accordance with Regulation 4.4(a); or

(c)	if the Shares Purchase Agreement has been executed, the Other Shareholders fail to pay the non-refundable deposit referred to in Regulation 4.4(b);

the Selling Shareholder shall be entitled to offer the Transferred Shares for sale to a third party buyer (Buyer) upon the terms and conditions set out in the Proposed Transfer Notice.

4.6	If the Selling Shareholder:

(a)	decides not to sell the Transferred Shares to the Buyer; or

(b)	does not complete the sale and transfer of the Transferred Shares to the Buyer within three (3) months after the Selling Shareholder is first entitled to offer the Transferred Shares to a third party pursuant to Regulation 4.5, the rights of the Other Shareholders as provided under this Regulation 4.6 shall be reinstated.

4.7	In the event of any sale of the Transferred Shares to a Buyer, the Selling Shareholder shall keep the Other Shareholders informed and updated of all terms and conditions and provide copies of all relevant documentation (subject to any confidentiality obligations imposed on Selling Shareholder whether at law or otherwise) relating to the sale of the Transferred Shares. It shall be a condition of the sale of the Transferred Shares that the Buyer executes a deed of ratification and accession to be bound by the terms of the Shareholders Agreement as if it were an original party hereto.

4.8	In the event that the Selling Shareholder, after having first complied with the requirements set out in Regulations 4.2 to 4.7, is entitled to and desires to transfer any Shares to a Buyer, the Selling Shareholder shall forthwith give notice in writing (the Tag-Along Notice) to the Other Shareholders of such desire. The Tag-Along Notice shall specify:

(a)	the name of the Buyer;

(b)	the number and class of Shares proposed to be transferred (the Tag-Along Shares);

(c)	the price and other terms and conditions of such transfer; and

(d)	enclose an offer (the Tag-Along Offer) dated the date of the Tag-Along Notice made by the Buyer to the Other Shareholders to purchase the Shares held by the Other Shareholders on a pro-rata basis, and on terms and conditions (including price) no less favourable to the Other Shareholders than those available to the Selling Shareholder.

4.9	Any of the Other Shareholders (if it so desires) may accept the Tag-Along Offer (Accepting Shareholder) made to it by serving on the Tag-Along Buyer and the Selling Shareholder notice in writing of its acceptance within thirty (30) days of the date of the Tag-Along Offer.

4.10	If there are any Accepting Shareholders within the said 30-day period, completion of the sale and purchase the Tag-Along Shares and the Accepting Shareholders’ Shares shall take place simultaneously at the office of the Company 30 days following the expiry of the said 30-day period. The Selling Shareholder shall be free to complete the transfer of the Tag-Along Shares without a simultaneous completion of the transfer of the Accepting Shareholders’ Shares if the failure to complete the transfer of Accepting Shareholders’ Shares is due to any act or omission of such Accepting Shareholder.

4.11	The transfer of a Share is effective when the name of the transferee is entered on the Register of Members.

4.12	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the Register of Members notwithstanding the absence of the instrument of transfer.

4.13	Subject to the Memorandum, the Articles and the Shareholders Agreement, the personal representative of a deceased Member may transfer a Share even though the personal representative is not a Member at the time of the transfer.

4.14	Notwithstanding any restriction on the transfer of Shares set out in this Section 4, any Shareholder shall be entitled at any time to sell, transfer or assign any of the Shares registered in its name to any third party at its sole discretion, provided that it procures the execution of a deed of ratification and accession by such transferee agreeing to be bound by terms of the Shareholders Agreement as if it were an original party hereto (the Permitted Transfer).

5	Distributions

5.1	Subject to the Shareholders Agreement, the directors of the Company may, by Resolution of Directors, authorise a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

5.2	Dividends may be paid in money, Shares or other property.

5.3	Notice in writing of any dividend that may have been declared shall be given to each Member in accordance with Regulation 21 and all dividends unclaimed for 3 years after notice shall have been given to a Member may be forfeited by Resolution of Directors for the benefit of the Company.

5.4	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

6	Redemption of Shares and Treasury Shares

6.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Member whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum, Articles or Shareholders Agreement to purchase, redeem or otherwise acquire the Shares without such consent.

6.2	The purchase redemption or other acquisition by the Company of its own Shares is deemed not to be a distribution where:

(a)	the Company purchases, redeems or otherwise acquires the Shares pursuant to a right of a Member to have his Shares redeemed or to have his Shares exchanged for money or other property of the Company, or

(b)	the Company purchases, redeems or otherwise acquires the Shares by virtue of the provisions of section 176 or section 179 of the Act; or

(c)	the Company acquires its own fully paid Shares pursuant to section 59(1A) of the Act.

6.3	Sections 60, 61 and 62 of the Act shall not apply to the Company.

6.4	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

6.5	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

6.6	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by Resolution of Directors determine.

6.7	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than 50 per cent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

7	Mortgages and charges of Shares

7.1	A Member may by an instrument in writing mortgage or charge his Shares.

7.2	There shall be entered in the Register of Members at the written request of the Member:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in Regulations 7.2(a) and 7.2(b) above are entered in the Register of Members.

7.3	Where particulars of a mortgage or charge are entered in the Register of Members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

7.4	Whilst particulars of a mortgage or charge over Shares are entered in the Register of Members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

8	Meetings and consents of Members

8.1	Any director of the Company may convene meetings of the Members at such times and in such manner and places within or outside the Virgin Islands as the director considers necessary or desirable. A meeting may also be convened to be held by electronic means, provided that notice thereof includes all necessary joining instructions and that the means for holding the meeting allow all members to speak and be heard simultaneously. A meeting held by electronic means shall be considered to be held at the place where the chairman is at the time the meeting is opened.

8.2	Upon the written request of Members entitled to exercise 30 per cent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Members.

8.3	The director convening a meeting of Members shall give not less than 7 clear calendar days’ written notice of a meeting of Members to:

(a)	those Members whose names on the date the notice is given appear as Members in the Register of Members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.

8.4	The convener or conveners of a meeting of Members may fix the date notice is given of a meeting, or such other date as may be specified in the notice, as the record date for determining those Members that are entitled to vote at the meeting.

8.5	A meeting of Members held in contravention of the requirement to give notice is valid if Members holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall constitute waiver in relation to all the Shares which that Member holds.

8.6	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Member or another director, or the fact that a Member or another director has not received notice, does not invalidate the meeting.

8.7	A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

8.8	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

8.9	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

[Entity Name]

I/We being a Member of the above Company HEREBY APPOINT [  ] or failing him [   ] of [  ] to be my/our proxy to vote for me/us at the meeting of Members to be held on the [  ] day of [  ], 20[  ] and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this [  ] day of [  ], 20[  ]

……………………………

Member

8.10	The following applies where Shares are jointly owned:

(a)	each of them may be present in person or by proxy at a meeting of Members and may speak as a Member;

(b)	if only one of the joint owners is present in person or by proxy they may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one and in the event of disagreement between any of the joint owners of Shares then the vote of the joint owner whose name appears first (or earliest) in the Register of Members in respect of the relevant Shares shall be recorded as the vote attributable to the Shares.

8.11	A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and the meeting itself may be held generally by electronic means, provided that in all such cases all Members participating in the meeting are able to hear each other.

8.12	A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 per cent of the votes of the Shares entitled to vote on Resolutions of Members to be considered at the meeting and, for so long as SuperB is a Shareholder, SuperB. If the Company has two or more classes of Shares, a meeting may be quorate for some purposes and not for others. A quorum may comprise a single Member or proxy and then such person may pass a Resolution of Members and a certificate signed by such person accompanied where such person holds a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Members.

8.13	If within thirty (30) minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the same day next week in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

8.14	At every meeting of Members, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Members present shall choose one of their Members to be the chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Member or representative of a Member present shall take the chair.

8.15	The chairman may adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.16	At any meeting of the Members the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

8.17	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Members other than individuals the right of any individual to speak for or represent a Member shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Member or the Company.

8.18	Any Member who is not a natural person may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Members or of any class of Members, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Member which he represents as that Member could exercise if it were an individual.

8.19	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Member other than an individual may at the meeting but not thereafter call for a notarially certified copy of such proxy or authority which shall be produced within 7 calendar days of being so requested or the votes cast by such proxy or on behalf of such Member shall be disregarded.

8.20	Directors of the Company may attend and speak at any meeting of Members and at any separate meeting of the holders of any class or series of Shares.

8.21	An action that may be taken by the Members at a meeting may also be taken by a Resolution of Members consented to in writing, without the need for any prior notice. If any Resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Members have consented to the resolution by signed counterparts.

9	Directors

9.1	The first directors of the Company shall be appointed by the first registered agent within 30 calendar days of the incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Members or by Resolution of Directors for such term as the Members or directors determine.

9.2	No person shall be appointed as a director of the Company unless he has consented in writing to act as a director.

9.3	The minimum number of directors shall be one and unless otherwise determined by the board of directors, the maximum number of directors shall be five (5).

9.4	Each director holds office for the term, if any, fixed by the Resolution of Members or Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

9.5	For so long as any Series A Preferred Shares held by FCGM are outstanding, FCGM shall have the right to designate, appoint, remove, replace and reappoint one (1) voting director (the Investor Director).

9.6	A director may be removed from office with or without cause by,

(a)	a Resolution of Members passed at a meeting of Members called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy five per cent of the Members of the Company entitled to vote; or

(b)	a Resolution of Directors.

9.7	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

9.8	A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

9.9	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

9.10	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

9.11	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company; and

(d)	such other information as may be prescribed by the Act.

9.12	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

9.13	The directors may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

9.14	A director is not required to hold a Share as a qualification to office.

10	Powers of directors

10.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Members.

10.2	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

10.3	If the Company is a subsidiary, but not a wholly owned subsidiary, of a holding company, and the shareholders other than the holding company agree in advance, a director of the Company may, when exercising powers or performing duties as a director in connection with the carrying out of the joint venture, act in a manner which he believes is in the best interests of a Member or some Members even though it may not be in the best interests of the Company.

10.4	If the Company is carrying out a joint venture between shareholders, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

10.5	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

10.6	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

10.7	The continuing directors may act notwithstanding any vacancy in their body.

10.8	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

10.9	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

10.10	Section 175 of the Act shall not apply to the Company. However, the Company must obtain the approval of FCGM if before acquiring or disposing of any companies, businesses, or assets which, in aggregate, would result in an acquisition or a disposal with a value of above 50% of the consolidated book value of the Company and its subsidiaries.

11	Proceedings of directors

11.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

11.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the Virgin Islands as the notice calling the meeting provides.

11.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

11.4	A director shall be given not less than 3 calendar days’ notice of meetings of directors, but a meeting of directors held without 3 calendar days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

11.5	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present two (2) Directors, including the Investor Director. If a quorum is not present at a meeting of directors within half an hour of the time appointed for a properly convened meeting, the meeting shall be adjourned to the following week at the same time and place, or such other time and day as may be determined by the board of directors. Prior written notice of each meeting and/or adjourned meeting shall be given to all directors by the Chairman of the Board or the company secretary (if any).

11.6	A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated.

11.7	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Members. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

11.8	At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting and shall be entitled to a second or casting vote. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting. If the directors are unable to choose a chairman for any reason, then the oldest individual director present (and for this purpose an alternate director shall be deemed to be the same age as the director that he represents) shall take the chair.

11.9	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

12	Committees

12.1	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

12.2	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint directors;

(e)	to appoint an agent;

(f)	to approve a plan of merger, consolidation or arrangement; or

(g)	to make a declaration of solvency or to approve a liquidation plan.

12.3	Regulations 12.2(b) and 12.2(c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

12.4	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

13	Officers and agents

13.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors appointed by SuperB (the Chairman of the Board), a Chief Executive Officer, one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

13.2	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Members, the Chief Executive Officer to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the Chief Executive Officer but otherwise to perform such duties as may be delegated to them by the Chief Executive Officer, the secretaries to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

13.3	The emoluments of all officers shall be fixed by Resolution of Directors.

13.4	The officers of the Company shall hold office until their death, resignation or removal. Any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

13.5	The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the matters specified in Regulation 12.2. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

14	Conflict of interests

14.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

14.2	For the purposes of Regulation 14.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

14.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

15	Indemnification

15.1	Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

15.2	The Company may only indemnify a person pursuant to Regulation 15.1 if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

15.3	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

15.4	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

15.5	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

16	Records

16.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the Register of Members, or a copy of the Register of Members;

(c)	the register of directors, or a copy of the register of directors;

(d)	copies of all annual returns filed by the Company with its registered agent, for a period of 5 years; and

(e)	copies of all notices and other documents filed by the Company with the Registrar in the previous 10 years.

16.2	If the Company maintains only a copy of the Register of Members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 calendar days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original Register of Members or the original register of directors is kept.

16.3	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Members and classes of Members;

(b)	minutes of meetings and Resolutions of Directors and committees of directors; and

(c)	an impression of the Seal, if any.

16.4	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 calendar days of the change of location.

16.5	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act.

17	Registers of charges

17.1	The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

18	Continuation

The Company may by Resolution of Members or by a Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the Virgin Islands in the manner provided under those laws.

19	Seal

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

20	Accounts and audit

20.1	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

20.2	The Company may by Resolution of Members call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

20.3	Notwithstanding Regulation 20.2, the Company shall, within 9 months after the end of each year, file an annual return with its registered agent in the prescribed statutory form, provided that, if the Company has a financial year that is not a calendar year, then the return shall be filed instead within 9 months of the end of that financial year.

20.4	The Company may by Resolution of Directors or Resolution of Members call for the accounts to be examined by auditors.

20.5	The first auditors shall be appointed by Resolution of Directors and subsequent auditors shall be appointed by a Resolution of Members or a Resolution of Directors.

20.6	The auditors may be Members, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

20.7	The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the directors, may be fixed by Resolution of Directors; and

(b)	subject to the foregoing, shall be fixed by Resolution of Members or in such manner as the Company may by Resolution of Members determine.

20.8	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Members or otherwise given to Members and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

20.9	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be otherwise given to the Members.

20.10	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

20.11	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members at which the Company’s profit and loss account and balance sheet are to be presented.

21	Notices

21.1	Any notice, information or written statement to be given by the Company to Members may be given by personal service or by mail addressed to each Member at the address shown in the Register of Members.

21.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

21.3	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

22	Voluntary winding up

The Company may by a Resolution of Members or by a Resolution of Directors and, so long as FCGM is a member, with the approval of FCGM appoint a voluntary liquidator to liquidate the Company.

Signed for Aegis International Group Limited of Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on the 2nd day of January 2024.

Incorporator:

/s/ Christopher Chan
Christopher Chan
Authorised Signatory
Aegis International Group Limited